EX-99.B-77B

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

SUB-ITEM 77B: Accountant’s Report on Internal Control.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of

Ivy Funds Variable Insurance Portfolios:

In planning and performing our audits of the financial statements of Ivy Funds Variable Insurance Portfolios (the “Fund”), including Ivy Funds VIP Pathfinder Aggressive, Ivy Funds VIP Pathfinder Conservative, Ivy Funds VIP Pathfinder Moderate, Ivy Funds VIP Pathfinder Moderately Aggressive, Ivy Funds VIP Pathfinder Moderately Conservative, Ivy Funds VIP Pathfinder Moderate – Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive – Managed Volatility, Ivy Funds VIP Pathfinder Moderately Conservative – Managed Volatility, Ivy Funds VIP Asset Strategy, Ivy Funds VIP Balanced, Ivy Funds VIP Bond, Ivy Funds VIP Core Equity, Ivy Funds VIP Dividend Opportunities, Ivy Funds VIP Energy, Ivy Funds VIP Global Bond, Ivy Funds VIP Global Natural Resources, Ivy Funds VIP Growth, Ivy Funds VIP High Income, Ivy Funds VIP International Core Equity, Ivy Funds VIP International Growth, Ivy Funds VIP Limited-Term Bond, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Mid Cap Growth, Ivy Funds VIP Money Market, Ivy Funds VIP Real Estate Securities, Ivy Funds VIP Science and Technology, Ivy Funds VIP Small Cap Growth, Ivy Funds VIP Small Cap Value, and Ivy Funds VIP Value Portfolios, as of and for the year ended December 31, 2013 (as to the Ivy Funds VIP Pathfinder Moderate – Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive – Managed Volatility, and Ivy Funds VIP Pathfinder Moderately Conservative – Managed Volatility, for the period from August 1, 2013 (commencement of operations) through December 31, 2013), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund’s internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Fund’s internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of Ivy Funds Variable Insurance Portfolios and the Securities and Exchange Commission and is not intended to be, and should not be, used by anyone other than these specified parties.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 14, 2014